                                                                   EXHIBIT 10.51


                                LEASE AGREEMENT
                                ---------------


     THIS LEASE AGREEMENT (the "Lease") is executed on this the day of July, 1994, by and between BETTILYON MORTGAGE LOAN COMPANY, a corporation organized under the laws of the State of UTAH (the "Landlord") and UNITED STATIONERS
                               ----
SUPPLY CO., an Illinois corporation (the "Tenant");


                                   SECTION 1
                                   ---------

                                   PREMISES

     Landlord hereby leases unto Tenant and Tenant hereby leases from Landlord, subject to the terms of this Lease, (i) the property located at 890 West 2600 South, South Salt Lake City, Utah, consisting of a warehouse/office premises containing approximately 17,140 square feet (the "890 Premises"), and
(ii) the property located at 888 West 2600 South, consisting of approximately 17,860 square feet (the "888 Premises"), all as more particularly described in Exhibit "A" attached hereto and made a part hereof, together with all improvements, easements, rights and appurtenances in connection therewith and all improvements now or hereafter located thereon. The building thereon is outlined in red on Exhibit "B" attached hereto and made a part hereof (the "Building"). The two properties, including access, loading and parking areas, and the Building are collectively referred to as the "Premises." It is the parties' intention that this Lease includes all property described in Exhibit "A" but in no event, less area than the improvements, parking and loading areas shown on Exhibit "B".


                                   SECTION 2
                                   ---------

                                     TERM

     2.1  COMMENCEMENT. The term of this Lease shall commence (the
     ------------------
"Commencement Date") on August 1, 1994 with respect to the 890 Premises, and, with respect to the 888 Premises, 90 days after notification from Landlord that the 888 Premises will be available for occupancy.

     2.2  TERM. The term of this Lease shall continue for sixty-two (62)
     ----------
months, until September 30, 1999.


                                   SECTION 3
                                   ---------

                                     RENT

     3.1  MONTHLY RENT. The basic monthly rent for the sixty-two (62)
     ------------------
months of this Lease (exclusive of Additional Rental, as hereinafter set forth, shall be twenty-five cents ($.25) per square foot per month.

     Thus, the monthly rent for the 890 Premises shall be $4,285.00, and the monthly rent for the 888 premises shall be $4,465.00.

     Tenant agrees to pay to Landlord on the first (1st) day of the commencement of the term of this Lease and the first (1st) day of every calendar month thereafter for the first full sixty-two (62) months of the term of this Lease, in lawful money of the United States of America, without deduction, or offset, prior notice or demand, except as hereinafter provided, the amounts described above calculated upon a total square footage area of 17,140 square feet for the 890 Premises effective August 1, 1994, and the amount described above calculated upon a total square footage of 17,860 for the 888 Premises, effective the first day the the month following the 90 days after notice that the premises will be available, as the "Total Monthly Rental", which Total Monthly Rental represents part of the total consideration for this Lease.

     Commencing with the thirty-first (31st) month of this Lease, the rent shall be adjusted by an amount equivalent to the percentage change in the Consumer Price Index between the index for the month of July, 1994, and the Index for the month of January, 1997.

     3.2  ADDITIONAL RENTAL. Tenant shall also be obligated to pay directly
     -----------------------
as "Additional Rental" hereunder the amount set forth below of "Property Taxes" and "All-Risk Insurance", and, if applicable, and "Rail Spur Maintenance" (as such terms are hereinafter defined) with respect to each calendar year of the Lease Term:

     (i)  PROPERTY TAXES; ALL-RISK INSURANCE.

     (a) The term "Property Taxes" for the purposes of this Lease means all general and special taxes, including all assessments for local improvements, and all other general and special, ordinary and extraordinary, governmental charges assessed, levied, charges, or imposed upon the Premises or Building during the term of the Lease, or any holdover or renewal period, by any political or governmental body, or subdivision thereof, having jurisdiction over the Premises or Building; excluding, however, franchise, inheritance, succession, capital levy, transfer, income or excess profits taxes imposed upon Landlord. In the event that any political body, or sub-division thereof, or any governmental authority having jurisdiction over the Premises or Building imposes a tax, assessment, or charge either upon or against or measured by the rentals payable by Tenant to Landlord or upon or against the occupation of renting land and/or buildings, either by way of substitution for the taxes and assessments levied against the Premises or Building, such tax, assessment, or charge shall not be deemed to constitute a Property Tax for purposes of this Lease.

     (b) Landlord shall pay directly to the appropriate taxing authority and Tenant shall reimburse Landlord for 48.97% of all Property Taxes levied or assessed for the 890 Premises, and 51.03% for the 888 Premises.

     (c) Landlord shall maintain Utah standard "all-risk" insurance covering the Building in the amount of at least eighty percent (80%) of the full insurable value thereof, excluding cost of land, foundation, and footings and Tenant shall reimburse Landlord for its prorata share of the premium. (The "All-Risk Insurance").

     (d) Landlord will also maintain Utah standard "all-risk" insurance covering the Building and/or Premises to the extent Landlord is required to maintain same.

     (ii)  GENERAL REPAIRS, MAINTENANCE AND ALTERATIONS.

     (a) Except in the case of Tenant's negligence, causing damage to such items, Landlord will at Landlord's expense during the entire term of this Lease, maintain and repair the roof, roof trusses and structure, foundations, outside walls, interior stress bearing walls and columns, structural members, gutters, downspouts, concealed and underground plumbing and electrical of the Premises in good condition and repair. Tenant, at its sole expense, shall maintain the heating, ventilation and air conditioning systems which service the Premises. In the event replacement of such heating and air conditioning equipment becomes necessary, the Landlord and Tenant will negotiate in good faith and within a reasonable period of time, the responsibility of payment. Replacement and repair parts, materials, and equipment shall be of quality equivalent to those initially installed within the Premises; repair and maintenance work shall be done in accordance with the then existing federal, state and local laws, regulations and ordinances pertaining thereto. Notwithstanding the foregoing, however, Landlord shall have no obligation to make repairs to the above-specified items if such repairs are necessitated solely by actions of Tenant in damaging the item(s).

     (b)  PRESENCE OF HAZARDOUS SUBSTANCES. In the event that at any point in
          ---------------------------------
     time the Premises or the Building are determined to contain hazardous substances (as defined by applicable laws), unless such hazardous substances were caused by tenant, Tenant shall have the right, by notice to Landlord, to require Landlord to remove, at Landlord's sole cost and expense, any and all such hazardous substances within one hundred twenty
                                                           ------------------
     (120) days following Landlord's receipt of such notice, and if Landlord
     -----
     shall fail to remove such hazardous substances within such time period, Tenant shall have the right to remove, encapsulate, contain, or otherwise dispose of such hazardous substances, and the cost incurred by Tenant in connection therewith shall be reimbursed by Landlord to Tenant within fifteen (15) business days after receipt by Landlord from Tenant of an invoice documenting and evidencing such costs.

     (c) Except for the foregoing, Tenant at Tenant's expense, shall maintain the interior of the Premises in good condition and repair, reasonable use and wear and damage or destruction by fire, act of God or other casualty excepted. Tenant shall maintain or repair and replace if replacement is necessary or desirable in Tenant's sole determination the existing heating and air conditioning systems servicing the Building. Except as provided in Paragraph 13.6 below, Tenant hereby waives any right to make repairs at Landlord's expense.

     Tenant shall pay for the replacement of doors or windows upon the Premises which are cracked or broken by Tenant, except in the event that such loss or damage is covered by Landlord's policy of fire insurance with extended coverage endorsement in which case the same shall be repaired or replaced out of the proceeds from said insurance. It is specifically agreed by Tenant that the cleaning or policing of the driveway area immediately adjoining the dock area of the Premises shall be the responsibility of Tenant. Tenant shall be responsible for disposal of its trash and will maintain adequate receptacles for such disposal. Replacement and repair parts, materials, and equipment shall be of quality equivalent to those initially installed within the Premises: repair and maintenance work shall be done in accordance with the then existing federal, state and local laws, regulations and ordinances pertaining thereto.

     Landlord and Tenant shall cause an inspection of the 888 Premises to be made immediately prior to the commencement of the term at a mutually agreeable time by their respective representatives to determine and record the condition of the Premises. These representatives shall prepare and sign a statement indicating any damage or deterioration existing at the time of the inspection.

     Tenant shall not be responsible to return any item on said statement to Landlord in a condition better than its condition on the date of the inspection indicated on said statement. Tenant agrees to accept the 888 Premises in "as is" condition. However, if Tenant determines that the 888 Premises are not in reasonably usable condition, the Lease shall not be effective as to the 888 Premises.

     (iii) RAIL SPUR MAINTENANCE.

     (a) "Rail Spur Maintenance" means and includes the costs of maintenance, repair and replacement of the railroad spur, if any, located adjacent to the Building as shown on Exhibit "A" which may be incurred by Landlord.

     (b) The Tenant's amount of Rail Spur Maintenance shall be computed by the ratio that the number of railroad cars making deliveries to Tenant during any month bears to the total number of railroad cars using the spur track during the same time period; provided that if rail service is not charged on a per car basis, Landlord may charge for rail service on the basis of the number of tenants served by the rail spur.

     (c)  The Tenant shall pay its amount of Rail Spur Maintenance within ten
     (10) days after receipt of statements from Landlord.

     (d) In no event shall Tenant be charged or assessed Rail Spur Maintenance unless Tenant is actually using the adjacent railroad spur.



                                   SECTION 4
                                   ---------

                            LEASEHOLD IMPROVEMENTS

     In the event that Landlord shall, by agreement between the parties hereto, undertake to construct leasehold improvements within the Premises, such leasehold improvements shall be built in accordance with preliminary specifications to be agreed to by each party, copies of which plans and specifications together with a floor plan showing their approximate location within the Premises shall then be initialled and considered to be a part of this Lease for all intents and purposes. Such plans and specifications must be agreed to, if at all, prior tocommencement of construction of the Premises.



                                   SECTION 5
                                   ---------

                                      USE

     5.1  PRESCRIBED USE. Tenant shall use the Premises for offices and
     --------------------
warehouse and reasonably related activities.

     5.2  NUISANCE. Neither Landlord nor Tenant shall permit, or suffer to
     --------------
be committed, upon the Premises, any nuisance or thing which may disturb the quiet enjoyment of Tenant or any other lessee of any person or business within a reasonable distance from the Premises.

     5.3  COMPLIANCE WITH LAWS. Tenant shall, at Tenant's sole cost and
     --------------------------
expense, comply with all laws, ordinances, orders, rules and regulations promulgated by all federal, state, county, municipal bodies and agencies having jurisdiction, which laws, ordinances, orders, rules and regulations relate to the business of Tenant.

     5.4  DANGEROUS GOODS AND ACTIVITIES. Tenant hereby agrees not to
     ------------------------------------
engage in any activity or store upon the Premises such goods or equipment which would render the insurance described in Section 3.2(i) hereof void.




                                   SECTION 6
                                   ---------

                                   UTILITIES

     Tenant shall be responsible for and promptly pay all charges incurred for all utility services to the Premises, including, but not limited to water, natural gas, sanitary sewer, electricity and telephone. Tenant shall also provide all replacement light bulbs and tubes after the Commencement Date of this Lease. In no event shall Landlord be liable for any interruption or failure of utility service to the Premises.


                                   SECTION 7
                                   ---------

                                   INSURANCE

     7.1  INDEMNIFICATION OF LANDLORD. Tenant will indemnify Landlord and save
     ---------------------------------
it harmless from and against any and all claims, actions, damages, liability and expense in connection with the loss of life, personal injury, and/or damage to property arising from or out of (i) any occurrence in, upon or at the Premises, however caused, including occurrences caused by the sole or contributory negligence of Tenant or its respective agents, customers, invitees, concessionaires, contractors, servants, vendors, materialmen or suppliers, or (ii) any occurrence elsewhere on the Premises occasioned wholly or in part by any act or omission caused by the Tenant or its agents, customers, invitees, concessionaires, contractors, servants, vendors, materialmen or suppliers. In case the Landlord shall be made a party to any litigation commenced by or against the Tenant for any of the above reasons, then Tenant shall protect and hold the Landlord harmless and pay all reasonably required costs, penalties, charges, damages, expenses and reasonable attorneys' fees paid by the Landlord. It is understood that the provisions of this Section
7.1 shall not be applicable to any such claims actions, liabilities, or expenses, arising out of any act or omission of Landlord, its agents, materialmen, vendors or suppliers.

     7.2  INDEMNIFICATION OF TENANT. Landlord will indemnify Tenant and save it
     ------------------------------
harmless from and against any and all claims, actions, damages, liability and expenses in connection with the loss of life, bodily and personal injury, and/or damage to property arising from or out of (i) any occurrence in, upon or at the Premises, however caused, including occurrences caused by the sole or contributory negligence of Landlord, its agents, customers, invitees, concessionaires, contractors, servants, vendors, materialmen or suppliers, or
(ii) any occurrence elsewhere on the Premises occasioned wholly or in part by any act or omission caused by the Landlord or its agents, customers, invitees, concessionaires, contractors, servants, vendors, materialmen or suppliers, or
(iii) any occurrence occasioned by the violation of any law, regulation or ordinance by Landlord or its agents, customers, invitees, concessionaires, contractors, servants, vendors, materialmen or suppliers. In case the Tenant shall be made a party to any litigation commenced by or against the Landlord for any of the above reasons, then Landlord shall protect and hold the Tenant harmless and pay all costs, penalties, charges, damages, expenses and attorneys' fees paid by the Tenant. It is understood that the provisions of this Section
7.2 shall not be applicable to any such claims, actions, liabilities, or expenses, arising out of any act or omission of Tenant, its agents, materialmen, vendors or suppliers.

     7.3  WAIVER OF SUBROGATION. Anything in this Lease to the contrary
     ---------------------------
notwithstanding, Landlord and Tenant each hereby waives any and all right to recovery, claim, action or cause of action, against the other, its agents, directors, officers or employees, for any loss or damage that may occur to the Premises, or any improvements thereto, or the Building, or any improvements thereto, or any personal property of such party therein, by reason of fire, the elements, or any other cause which could be insured against under the terms of insurance policies referred to in Section 3.2(i) hereof, regardless of cause or origin, including negligence of the other party hereto, its agents, directors, officers of employees, and covenants that no insurer shall hold any right of subrogation against such other party.

     7.4  PUBLIC LIABILITY AND PROPERTY DAMAGE. Bodily injury liability
     ------------------------------------------
insurance and property damage liability insurance will be carried and maintained by Tenant, at Tenant's sole cost and expense, after the date of delivery of the Premises from Landlord to Tenant in the following amounts:

     Bodily Injury or Death, per occurrence:    $1,000,000
     Property Damage:                           $1,000,000

All such bodily injury liability insurance and property damage liability insurance shall specifically make reference to the indemnity agreement in
Section 7.1 hereof.

     7.5  POLICY FORM. All policies of insurance provided for herein to be
     -----------------
carried by Tenant shall be issued by insurance companies certified to do business by the State of Utah and its insurance regulatory bodies and shall be issued in the names of both Landlord and Tenant. Executed copies of such policies of insurance or certificates thereof shall be delivered to the Landlord within ten (10) days after delivery of possession of the Premises and thereafter within thirty (30) days prior to the expiration of such policy. As often as any such policy shall expire or terminate, renewal or additional policies shall be procured and maintained by the Tenant in like manner and to like extent. All policies of insurance delivered to Landlord must contain a provision that the company writing said policy will give to the Landlord at least twenty (20) days notice in writing in advance of any cancellation or lapse or the effective date of any reduction in the amounts of insurance. All public liability and property damage policies shall be written as primary policies, not contributing with and not in excess of coverage which the Landlord may carry, if any. Notwithstanding the foregoing, any insurance coverage required to be carried by Tenant hereunder may be carried in whole or in part (i) under any plan of self-insurance which Tenant may from time-to-time have in force and effect so long as Tenant or any assignee of this Lease who is liable hereunder shall have a net worth of $25,000,000.00 or more, or (ii) under a "blanket" policy or policies covering other properties of Tenant and its subsidiaries, controlling or affiliated of the insurance protection afforded Landlord pursuant to this article shall not be diminished as a result of any rights of self-insurance as hereinabove provided.

     7.6  RECIPROCAL INDEMNITY. Notwithstanding any other provisions of the
     --------------------------
Lease to the contrary, Tenant shall not be required to indemnify and hold Landlord harmless from any loss, cost, liability, damage or expense, including, but not limited to, penalties, fines, attorneys' fees or costs (collectively "Claims"), to any person, property or entity resulting from the acts or omissions or willful misconduct of Landlord or its agents, contractors, servants, employees or licensees, in connection with Landlord's activities in the Building (except for damage to the Tenant Improvements and Tenant's personal property, fixtures, furniture and equipment in the Premises, to the extent Tenant is required to obtain the requisite insurance coverage pursuant to the Lease), and Landlord hereby so indemnifies and holds Tenant harmless from any such Claims, including but not limited to Claims arising from any noncompliance of the Building and/or the Site with any laws relating to disabled access (provided Tenant uses the Premises solely for commercial purposes and not as a place of public accommodation), or Claims arising from the presence in the Premises, the Building and/or the Site of hazardous substances, except to the extent such hazardous substances were placed in or on the Premises, the Building and/or the Site by Tenant (Landlord's indemnity hereunder will survive the expiration of the term of, or any termination of the Lease). Provided, further, to the extent any damage or repair obligation is covered by insurance obtained by Landlord as part of Operating Expenses, but is not covered by insurance obtained by Tenant, then Tenant shall be relieved of its indemnity obligation up to the amount of the insurance proceeds which Landlord is entitled to receive. Tenant's agreement to indemnify and hold Landlord harmless pursuant to this Lease and the exclusion from Tenant's indemnity and Landlord's agreement to indemnify and hold Tenant harmless pursuant to this provision are not intended to and shall not relieve any insurance carrier of its obligations under policies required to be carried by Landlord or Tenant, respectively, pursuant to the Lease to the extent that such policies cover the results of such acts, omissions or willful misconduct. If Landlord or Tenant has been or at any time hereafter is granted the right to self insure or if either party breaches this agreement by its failure to carry required insurance, such failure shall automatically be deemed to be a covenant and agreement by Landlord or Tenant, respectively, to self-insure to the full extent of such required coverage, with full waiver of subrogation.


                                   SECTION 8
                                   ---------

                           ALTERATIONS AND FIXTURES

     8.1  PRIOR CONSENT. Tenant shall not make any alterations, improvements
     -------------------
modifications, having obtained the written consent of Landlord: provided, however, planned modifications and improvements, including minor modification or improvements to the office facilities, the sprinkler and lighting systems and the installation of normal trade fixtures, shelves, machinery, racks and apparatus are hereby specifically approved. Tenant shall notify Landlord upon completion of any other alterations, improvements, modifications, or additions and Landlord may inspect same for workmanship and compliance with the approved plans and specifications. Any alteration, improvement, modification, or fixture which is installed by either Landlord or Tenant on the Premises and which is in any manner attached to the floors, walls, or ceilings shall remain upon the Premises when the Premises are surrendered by Tenant except as described hereinbelow.

     8.2  TRADE FIXTURES. Notwithstanding anything in this Section 8 to the
     --------------------
contrary, all normal trade fixtures, equipment, shelves, machinery, signs and furniture installed in the Premises at the cost of Tenant, may be removed by Tenant on or before the termination date of this Lease provided (i) Tenant is not in default under this Lease, and (ii) removal shall be done in a workmanlike manner so as not to damage the fundamental structural integrity of the Building.

     8.3 MECHANICS' LIEN. Neither Landlord nor Tenant will create or permit
     --------------------
to be created or to remain any lien (including but not limited to, the liens of mechanics, laborers, artisans, or materialmen for work or materials alleged to be done or furnished in connection with the Premises), encumbrance or other charge upon the Premises or any part thereof, upon Landlord's interest therein, or upon Tenant's leasehold interest; provided that Tenant shall not be required to discharge any such liens, encumbrances or charges as may be placed upon the Premises by the act of Landlord.

                                   SECTION 9
                                   ---------

                      GRAPHICS AND ARCHITECTURAL CONTROL

     9.01.  Tenant may place reasonable signage on the Building all at Tenant's
     -----
own cost and expense and Tenant shall retain liable for the upkeep and maintenance thereof.

     9.02.  Landlord agrees it will not alter or change the name of the
     -----
Building, Premises or street address thereof without first obtaining the prior written consent of Tenant or in the alternative, by paying directly all costs, expenses, fees and charges incurred by Tenant due to such change in name or address.


                                  SECTION 10
                                  ----------

                           ASSIGNMENT AND SUBLETTING

     In the event Tenant should desire to assign this Lease or sublet the Premises or any part thereof, Tenant shall give Landlord written notice of such desire and Landlord shall then have a period of twenty (20) days following receipt of such notice within which to notify Tenant in writing that Landlord does not approve of such assignment or subletting. If Landlord should fail to notify Tenant in writing of such disapproval within the twenty (20) day period, Landlord shall be deemed to have elected to permit such assignment or subletting. Landlord shall not unreasonably withhold its consent to any such assignment or subletting. No assignment or subletting by Tenant shall relieve Tenant of any obligations under this Lease.


                                  SECTION 11
                                  ----------

                                RIGHT OF ACCESS

     Landlord shall have the right to enter the Premises under ordinary circumstances during normal business hours upon twenty-four (24) hours prior written notice to Tenant, to examine the same and to make such repairs, alterations, improvements, or additions as Landlord may deem necessary or desirable to comply with this Lease, Landlord shall be allowed to take all materials into and upon the Premises that may be required therefor without the same constituting an eviction of Tenant, actual or constructive, and the rent shall in no way abate while such repairs, alterations, improvements or additions are being made, by reason of loss or interruption of business of Tenant unless such repairs, alterations, improvements or additions restrict or interfere with Tenant's use of a portion of the Building. In that event, the rent should abate as to that portion of the Building wherein the use thereof is restricted. Landlord shall take reasonable efforts not to interfere with the normal business operations of Tenant. In any event of an emergency, no prior written notice on the part of the Landlord will be required to enter the Building and Premises. During the three (3) months prior to the expiration of the term of this Lease, Landlord may exhibit with twenty-four (24) hour notice the Premises to prospective lessees or purchasers during normal business hours and place upon the Premises the usual notices "For Sale or For Rent", and Tenant shall permit the same to remain.


                                  SECTION 12
                                  ----------

                                 HOLDING OVER

     Upon any termination of this Lease, Tenant shall surrender the Premises in a condition and repair similar to their original condition, reasonable wear and tear, events of destruction, and modifications, alterations and improvements for office facilities, storage, lighting and sprinklers excepted. Should Tenant remain in possession of the Premises, or any part thereof, after termination of this Lease (whether by the expiration of the term of this Lease or otherwise) without the execution of a new lease by Landlord and Tenant, Tenant, at the option of Landlord, shall become a tenant from month-to-month of the Premises, or part thereof occupied, at one and one-half the Total Monthly Rent, and under all other terms, conditions, provisions and obligations of this Lease insofar as the same are applicable to a tenancy from month-to-month.


                                  SECTION 13
                                  ----------

                             DEFAULTS AND REMEDIES


     13.1  EVENTS OF DEFAULT BY TENANT. The occurrence of one or more of
     ----------------------------------
the following events shall constitute a default pursuant to the terms of this Lease: (i) the failure of Tenant to comply with or to observe any terms, provisions, or conditions of this Lease performable by and obligatory upon Tenant, within thirty (30) days after written notice by Landlord; (ii) the assignment of this Lease or subleasing of the Premises by Tenant without the prior written approval of Landlord; or (iii) the taking of Tenant's leasehold estate by execution or other process of law.

     13.2  LANDLORD'S REMEDIES. Upon the occurrence of any event of default
     --------------------------
enumerated in Section 13.1 hereof, Landlord shall have the option of (i) terminating this Lease by written notice thereof to Tenant, or (ii) continuing this Lease in full force and effect, or (iii) curing the default of Tenant, or
(iv) pursuing any other remedy to which it may be entitled by law.

     (i) In the event Landlord shall elect to terminate this Lease, upon written notice to Tenant, this Lease shall be ended as to Tenant and all persons holding under Tenant, and all of Tenant's rights shall be forfeited and lapsed, as fully as if this Lease had expired by lapse of time. In such event, Tenant shall be required immediately to vacate the Premises and there shall immediately become due and payable the amount by which (a) the present value (determined using the then current Prime Rate per annum as charged by Zion's Bank (Bank) of Utah) of the total rent and other benefits which would have accrued to Landlord under this Lease for the remainder of the Lease term if the terms and provisions of this Lease had been fully complied with by Tenant exceeds (b) the total fair market rental value (determined using the then current Prime Rate per annum as charged by Zion's Bank (Bank) of Utah) of the Premises for the balance of the Lease term (it being the intention of both parties hereto that Landlord shall receive the benefit of its bargain); and the Landlord shall at once have all the rights of re-entry upon the Premises, without becoming liable for damages, or guilty of trespass. In addition to the sum immediately due from Tenant under the foregoing provision, there shall be recoverable from
     Tenant: (a) the cost of restoring the Premises to good condition, normal wear and tear excepted, (b) all accrued, unpaid sums, plus interest at the maximum rate then permitted by law and late charges, if in arrears, under the terms of this Lease up to the date of termination, (c) Landlord's cost of recovering possession of the Premises, and (d) rent and sums accruing subsequent to the date of termination pursuant to the holdover provisions of Section 12.

     (ii) In the event that Landlord shall elect to continue this Lease in full force and effect, Tenant shall continue to be liable for all rents. Landlord Premises without becoming liable for damages, or guilty of a trespass and Landlord may relet the Premises, or any part thereof, to a substitute tenant or tenant, for a period of time equal to or lesser or greater than the remainder of the Lease term on whatever terms and conditions Landlord, at Landlord's sole discretion, deems advisable. Against the rents and sums due from Tenant to Landlord during the remainder of the term, credit shall be given Tenant in the net amount of rent received from the new tenant after deduction by Landlord for: (a) the costs incurred by Landlord in reletting the Premises (including, without limitation, remodeling costs, brokerage fees, legal fees, and the like),
     (b) the accrued sums, plus interest and late charges if in arrears, under the terms of this Lease, (c) Landlord's cost of recovering possession of the Premises, and (d) the cost of storing any of Tenant's property left on the Premises after re-entry. Notwithstanding any provision in this Section 13.2(ii) to the contrary, upon the default of any substitute tenant or upon the expiration of the Lease term of such substitute tenant before the expiration of the Lease term hereof, Landlord may, at Landlord's election, either relet to still another substitute tenant, or terminate this Lease and exercise its rights under Section 13.2(i) hereof.

     13.3  ATTORNEYS' FEES. In the event either party hereto defaults in the
     ---------------------
performance of any of the terms, covenants, agreements or conditions contained in this Lease and the other party hereto places the enforcement of this Lease, or any part thereof, or the or to become due, or the recovery or the possession of the Premises, in the hands of attorneys, or files suit upon the same, the party in default agrees to pay the reasonable attorneys' fees of the non-defaulting party.

     13.4  WAIVER. Failure on the part of Landlord or Tenant to complain of any
     ------------
action or non-action on the part of Landlord or Tenant, no matter how long the same may continue, shall never be deemed to be a waiver by either party of any of his rights hereunder. Further, it is covenanted and agreed that no waiver at any time of any of the provisions hereof by either party shall be construed as a waiver of any of the other provisions hereof and that a waiver at any time of any of the provisions hereof shall not be construed as a waiver at any subsequent time of the same provisions.

     13.5  LANDLORD'S DEFAULT. The occurrence of one or more of the following
     -------------------------
events shall constitute a default pursuant to the terms of this Lease: (i) the failure of Landlord to comply with or observe any terms, provisions, or conditions of this Lease performable by and obligatory upon Landlord within ten
(10) days after notice to Landlord; (ii) the assignment of this Lease by Landlord without prior written notification to Tenant; or (iii) the taking of Landlord's interest herein by execution or other process of law.

     13.6  TENANT'S REMEDIES. Upon the occurrence of any event of default
     ------------------------
enumerated in Section 13.5 hereof, Tenant shall have the option of (i) terminating this Lease by written notice thereof to Landlord, (ii) continuing this Lease in full force and effect with the Fixed Rent abating until Landlord's default has been cured; (iii) curing the default of Landlord and offsetting any and all costs of curing same against the Total Monthly Rental or (iv) pursuing any other remedy to which it may be entitled by law.

     13.7  LANDLORD BANKRUPTCY PROCEEDING. In the event that the obligations of
     -------------------------------------
Landlord under this Lease are not performed during the pendency of a bankruptcy proceeding involving the Landlord as the debtor, or following the rejection of this Lease in accordance with Section 365 of the United States Bankruptcy Code and the election of the Tenant to remain in possession of the Premises in a bankruptcy or insolvency proceeding involving the Landlord as the debtor, then notwithstanding any provision of this Lease to the contrary, tenant shall have the right to set off against rents next due and owing under this Lease (a) any and all damages that it demonstrates to the Bankruptcy Court were caused by such non-performance of the Landlord's obligations under this Lease by Landlord, debtor-in-possession, or the bankruptcy trustee and (b) any and all damages caused by the non-performance of the Landlord's obligations under this Lease following any rejection of this Lease in accordance with Section 365 of the United States Bankruptcy Code.


                                  SECTION 14
                                  ----------

                                 SUBORDINATION

     14.1  SUBORDINATION. This Lease shall be subject and subordinate to any
     --------------------
mortgages or deeds of trust that may have been placed or may be hereafter placed upon the Premises by Landlord and to any advances to be made thereunder, and to any interest thereon, and all renewals, replacements and extensions thereof. Provided however, that any mortgagee or trustee may elect by written notification to give the rights and interests of Tenant under this Lease priority over the lien of its mortgage or deed of trust. In the event of foreclosure or trustee's sale thereunder, the purchaser of Landlord's interest shall become Landlord hereunder subject to all the terms, provisions and obligations created hereby. Tenant shall, in the event any proceedings are brought for foreclosure of the Premises, or the power of sale under any mortgage made by Landlord covering the Premises is exercised, attorn to the purchaser (at the option of said purchaser, and not otherwise) upon any such foreclosure or sale and recognize such purchaser as the Landlord under this Lease.

     14.2  NECESSARY INSTRUMENTS. Tenant shall execute and deliver instruments
     ----------------------------
that may be reasonably required by Landlord's mortgagees for the purpose of evidencing the subordination of this Lease within ten (10) days of written notice by Landlord or such mortgagee or its trustee, the language thereof to be agreed upon by the parties hereto.


                                  SECTION 15
                                  ----------

                             ESTOPPEL CERTIFICATES

     Tenant agrees within ten (10) days following request by Landlord (i) to execute and deliver to Landlord reasonably required documents (including an estoppel certificate) (a) certifying that this Lease is unmodified and in full force and effect, or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect and the date to which the rent and other charges are paid in advance, if any, and (b) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder, or so specifying such defaults, if any, as are claimed, evidencing the status of the Lease.


                                  SECTION 16
                                  ----------

                                  DESTRUCTION

     16.1  LANDLORD'S OBLIGATIONS. (i) In the event the Premises shall be
     -----------------------------
damaged by fire or other casualty, but shall not be rendered untenantable in whole or in part, regardless of the time remaining in the term of this Lease, Landlord shall, at its own expense, cause such damage to be repaired, and the rent shall not be abated. (ii) If the Premises shall be reentered partially untenantable, unless the damage occurs within the last one (1) year of the term of this Lease, Landlord shall, at its own expense, cause the damage to be repaired, and the Total Monthly Rental shall be abated proportionately as to the portion of the Premises rendered untenantable. If, however, the damage occurs within the last one (1) year of the term of this Lease, Landlord may, at its option, cause such damage to be repaired or either party may terminate this Lease by giving the other party written notice of termination within thirty (30) days from the date of such occurrence, and in the event of such termination, rent shall be adjusted as of the date of such occurrence. (iii) If the Premises shall be rendered wholly untenantable by reason of such occurrence, regardless of the time remaining in the term of this Lease, Landlord may at its own cost and expense cause such damage to be repaired, and the Total Monthly Rental shall abate until the Premises have been restored and reentered tenantable, or Landlord may at its election terminate this Lease by giving Tenant written notice of termination within thirty (30) days from the date of said occurrence, and in the event of such termination, rent shall be adjusted as of the date of such occurrence. (iv) If the Building shall be damaged to such an extent that Landlord shall determine that the repairs shall not be made or that demolition of the building is appropriate, then notwithstanding anything to the contrary contained above, and whether or not the Premises have been damaged, Landlord or Tenant may terminate this Lease by giving the other party written notice of termination, in which event rent shall be adjusted as of the date of termination. (v) If Landlord has not initiated repair or restoration within thirty (30) days of the event of the casualty, Tenant shall have the right to terminate this Lease by written notice to Landlord at any time within thirty
(30) days after said thirty (30) days.

     16.2  SCOPE OF LANDLORD'S OBLIGATIONS. shall be obligated to repair or to
     --------------------------------------
restore any damage or destruction aforesaid, Building and Standard Leasehold Improvements, and time of completion shall be subject to the provisions of Section 20, ("Force Majeure"). If Landlord notifies Tenant within thirty (30) days after the casualty that the insurance proceeds are inadequate to restore the Building and the standard leasehold improvements as aforesaid, Tenant shall have the right to terminate this Lease by giving written notice to Landlord within thirty (30) days after Landlord's notice to Tenant.


                                  SECTION 17
                                  ----------

                                EMINENT DOMAIN

     17.1  TOTAL TAKING. In the event of a taking of the Premises or damage
     -------------------
related to the exercise of the power of eminent domain by any agency, authority, public utility, person, or corporation or entity empowered to condemn property ("Taking") of the entire Premises or so much thereof as to prevent or substantially impair their use by Tenant during the Lease term (i) the rights of Tenant under the Lease and the leasehold estate of Tenant in and to the Premises shall cease and terminate as of the date upon which title to the Premises, or a portion thereof, passes to and vests in the condemnor or the effective date of any order for possession if issued prior to the date title vests in the condemnor ("Date of Taking"), (ii) Landlord shall refund to Tenant any prepaid rent, (iii) Tenant shall pay to Landlord any rent or charges due Landlord under the Lease, each prorated as of the Date of Taking, (iv) Tenant shall receive from the Award those portions of the Award attributable to relocation of Tenant, improvements to the Premises made and paid for by Tenant and trade fixtures, equipment, and furniture of Tenant, and (v) the remainder of the Award shall be paid to and be the property of Landlord.

     17.2 PARTIAL TAKING. In the event of a Taking of only a part of the Premise
     --------------------
which does not constitute a "Total Taking" during the Lease term (i) the rights of Tenant under the Lease and the leasehold estate of Tenant in and to the portion of the Premises taken shall cease and terminate as of the Date of Taking, (ii) from and after the Date of Taking the Total Monthly Rent shall be the product obtained by multiplying (a) the Total Monthly Rent by (b) the quotient obtained by dividing the total square feet of the Premises after the Taking by the total square feet of the Premises prior to the Taking, (iii) Tenant shall receive from the Award those portions of the Award attributable to improvements to the Premises made and paid for by Tenant and trade fixtures, equipment, and furniture of Tenant, and (iv) the remainder of the Award shall be paid to and be the property of Landlord. Landlord, from his portion of the Award, shall restore the remainder of the Premises, as nearly as possible, to one architectural unit, and (v) if Landlord has not initiated repair or restoration within ninety (90) days of the Partial Taking, Tenant shall have the right to terminate this Lease by written notice to Landlord within thirty (30) days after said ninety (90) days.


                                  SECTION 18
                                  ----------

                                 FORCE MAJEURE

     In the event Landlord shall be delayed, hindered or prevented from the performance of any act required hereunder by reason of acts of God, strikes, lockouts, labor disputes, labor troubles, inability to procure materials, failure of power, restrictive governmental laws or regulations, riots, insurrection, war or other cause not within the reasonable control of Landlord, then the performance of such act shall be excused for the period of the delay and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay.


                                  SECTION 19
                                  ----------

                                    PARKING

Tenant shall have the use of the parking spaces and loading dock areas located on the Premises. Tenant agrees that it will employ its best efforts to prevent the use by Tenant's employees and visitors of parking spaces allocated to other tenants. Landlord represents that it now has access and will retain access to the Building and Premises for the use and benefit of Tenant, its employees, agents, licensees and invitees.


                                  SECTION 20
                                  ----------

                           INTERPRETATIVE PROVISIONS

     20.1  NOTICE. Any notice, request, approval, consent or other communication
     -------------
required or contemplated by this Lease must be in writing, and may, unless otherwise in this Lease expressly provided, by given or be served by depositing the same in the

United States Postal Service, post-paid and certified and addressed to the party to be notified, with return receipt requested, or by delivering the same in person to such party (or, in the case of a corporate party, to an officer of such party), or by prepaid telegram, when appropriate, addressed to the party to be notified. Notice deposited in the mail in the manner hereinabove described shall be effective from and after two (2) days (exclusive of Saturdays, Sundays and postal holidays) after such deposit. Notice given in any other manner shall be effective only if and when delivered to the party to be notified to such party or at such party"s address for purposes of notice as set forth herein. For purposes of notice the addresses of the parties shall, until changed as herein provided, be as follows:

     For Landlord:              The Bettilyon Corporation
                                Attention: Bernard Bettilyon
                                333 West 21st Street
                                Salt Lake City, Utah 84115

     For Tenant:                United Stationers Supply Co.
                                2200 East Golf Road
                                Des Plaines, Illinois 60016-1267
                                Attention: President

However, the parties hereto shall have the right from time to time to change their respective addresses by giving at least fifteen (15) days written notice to the other party.

     20.2  CAPTIONS. The title captions appearing in this Lease are inserted and
     ---------------
included solely for convenience and shall never be considered or given any effect in construing this Lease, or any provision or provisions hereof, or in connection with the duties, obligations or liabilities of the respective parties hereto or in ascertaining intent, if any question of intent exists.

     20.3  ENTIRE CONTRACT; AMENDMENT. It is expressly agreed by Tenant, as a
     ---------------------------------
material consideration for the execution of this Lease, that this Lease, including written extrinsic documents referred to herein is the entire agreement of the parties, and that there are, and have been, no verbal representations, understandings, stipulations, agreements or promises pertaining to this Lease or the expressly mentioned written extrinsic documents not incorporated in writing in this Lease. It is likewise agreed that this Lease may not be altered, amended or extended except by an instrument in writing signed by both Landlord and Tenant.

     20.4  SEVERABILITY. If any term or provision of this Lease, or the
     -------------------
application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term of provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and enforced to the fullest extent permitted by law.

     20.5  SUCCESSORS AND ASSIGNS. Subject to the provisions of Sections 11
     -----------------------------
and 16 of this Lease, all covenants and obligations as contained within this Lease shall bind and extend and inure to the benefit of Landlord, its successors and assigns, and shall be binding upon Tenant, its successors and assigns.

     20.6  PERSONAL PRONOUNS. All personal pronouns used in this Lease
     ------------------------
shall include the other genders, whether used in the masculine, feminine or neuter gender, and the singular shall include the plural (and vice versa) whenever and as often as may be appropriate.

     20.7  SHORT FORM LEASE. Tenant agrees not to record this Lease, but each
     -----------------------
party hereto agrees, on request of the other, to execute a Short Form Lease in form recordable and complying with applicable Utah laws. In no event shall such document set forth the rental or other charges payable by Tenant under this Lease; and any such document shall expressly state that it is executed pursuant to the provisions contained in this Lease, and is not intended to vary the terms and conditions of this Lease.

     20.8  LEGAL INTERPRETATION. This Lease and the rights and obligations of
     ---------------------------
the parties hereto shall be interpreted, construed and enforced in accordance with the laws of the State of Utah.

     20.9  ACCEPTANCE OF PAYMENTS UNDER PROTEST. The acceptance by Landlord
     -------------------------------------------
of payments by Tenant under protest shall not be deemed an acknowledgement by landlord, or a validation of, any contention or reservation of rights by Tenant.

     20.10  RENEWAL OPTION. Tenant shall have the right and option to renew this
     ----------------------
Lease for one (1) additional five (5) year term by delivering written notice of the exercise thereof to Landlord at least 60 days prior to the expiration of the primary lease term, provided that at the time of the commencement of any such extended lease term Tenant is not in default hereunder. Upon the delivery of said notice and subject to the conditions set forth in the preceding sentence, and upon the execution by Landlord and Tenant of an extension agreement containing such terms and provisions which are consistent with the provisions of this paragraph, this Lease shall be extended upon the same terms, covenants and conditions as provided in this Lease except that the Total Monthly Rent shall be established between Landlord and Tenant at the market rate in effect at that time. If the parties are unable to agree to a market rate, the Lease shall terminate upon the expiration thereof.





     EXECUTED IN MULTIPLE ORIGINAL COUNTERPARTS, which constitute but one and the same instrument, as of the day and year first above written.


                        "LANDLORD"

                        BETTILYON MORTGAGE LOAN COMPANY



                        By: [SIGNATURE NOT LEGIBLE]
                            -------------------------------
                            Its President


                        "TENANT"

                        UNITED STATIONERS SUPPLY CO.



                        By: /s/ Otis H. Halleen
                            -------------------------------
                            Its Vice President